EXHIBIT 23.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the use, in the report on Form 8-K of On The Move Systems Corp. (A Development Stage Company), of our report dated March 25, 2011 on our audit of the financial statements of On The Move Systems Corp. (A Development Stage Company) as of February 28, 2011 and the related statement of operations, shareholders’ equity and cash flows for the period March 25, 2010 (date of inception) through February 28, 2011.

I consent to the use, in the report on Form 8-K of Crawford Mobile Install (A Florida Sole Proprietorship), of our report dated March 25, 2011 on our audit of the financial statements of Crawford Mobile Install for the years ended February 28, 2011 and 2010 and the related statement of operations, shareholders’ equity and cash flows for the years ended February 28, 2011 and 2010. I also consent to the reference to us under the caption “Experts.”

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor Florida

March 28, 2011